EXHIBIT 10.1

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”) is entered into as of September 8, 2020 by and between Resource Apartment REIT III, Inc., a Maryland corporation (the “Company”), and Resource REIT Advisor, LLC, a Delaware limited liability company (“Stockholder”).

WHEREAS, Stockholder currently owns 50,000 shares of convertible stock, par value $0.01 per share, of the Company (the “Convertible Shares”).

WHEREAS, the parties hereto desire that the Company enter into that certain Agreement and Plan of Merger, to be dated as of September 8, 2020 (the “Merger Agreement”), by and among the Company, Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation, RRE Opportunity OP II, LP, a Delaware limited partnership and the operating partnership of REIT II, Revolution III Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of REIT II and Resource Apartment OP III, LP, a Delaware limited partnership and the operating partnership of the Corporation, pursuant to which, among other things, the Company will be merged into Revolution III Merger Sub, LLC, a subsidiary of Resource Real Estate Opportunity REIT II.

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that Stockholder, and Stockholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Redemption of Convertible Shares.

The Company hereby redeems the Convertible Shares for $10.00, effective immediately and prior to the execution and delivery of the Merger Agreement. Stockholder hereby relinquishes any rights, title or interest it may hold in the Convertible Shares, and all obligations of Stockholder with respect to the Convertible Shares are hereby terminated. Following the redemption of the Convertible Shares pursuant to this Agreement, the Convertible Shares will no longer be outstanding for any purpose. Stockholder agrees that it is not entitled to any prior or future distributions from the Company with respect to the Convertible Shares.

2.	Representations and Warranties of Stockholder.

Stockholder represents and warrants to the Company the following as of the date of this Agreement:

(a) Ownership; Good Title Conveyed. Stockholder is the sole owner of the Convertible Shares and does not share legal or beneficial ownership with any other parties. The Convertible Shares are held by Stockholder free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever other than those provided under the Company’s formation documents and related agreements, as amended, or applicable securities laws.

(b) Authorization. Stockholder has all requisite power and authority to execute, deliver and perform this Agreement and any other document or instrument contemplated under this Agreement necessary to effect the transactions set forth in this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and to consummate the transactions set forth in this Agreement.

(c) Enforceability. This Agreement and each other document or instrument contemplated under this Agreement necessary to effect the transactions set forth in this Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) No Approvals or Notices Required; No Conflicts. The execution, delivery and performance of this Agreement and any other document or instrument contemplated under this Agreement necessary to effect the transactions set forth in this Agreement by Stockholder, and the consummation of the redemption of the Convertible Shares, will not violate any law, require any third-party consent or result in default of any agreement to which Stockholder is a party.

(e) No Other Representations and Warranties. Except for the representations set forth in this Agreement, Stockholder acknowledges that it has not relied on any representation or statement of, or made by, the Company or its representatives or affiliates in making its decision to enter into this Agreement.

3.	Representations and Warranties by the Company.

The Company represents and warrants to Stockholder the following as of the date of this Agreement:

(a) Authorization. The Company has all requisite power and authority to execute, deliver and perform this Agreement and any other document or instrument contemplated under this Agreement necessary to effect the transactions set forth in this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and to consummate the transactions set forth in this Agreement.

(b) Enforceability. This Agreement and each other document or instrument contemplated under this Agreement necessary to effect the transactions set forth in this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) No Approvals or Notices Required; No Conflicts. The execution, delivery and performance of this Agreement and any other document or instrument contemplated under this Agreement necessary to effect the transactions set forth in this Agreement by the Company, and the consummation of the redemption of the Convertible Shares, will not violate any law, require any third-party consent or result in default of any Agreement to which the Company is a party.

4.	Miscellaneous.

(a) Governing Law. This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b) Submission to Jurisdiction. All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to this Agreement brought by any party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, (v) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such dispute and (vi) agrees, with respect to any action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A DISPUTE; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(C).

(d) Further Assurances. Each of the parties shall execute and deliver, or cause to be executed and delivered, all such other documents and/or instruments, and will take or cause to be taken such other actions, as are necessary or desirable in order to carry out the intent and purposes of this Agreement.

(e) Entire Agreement and Amendment. This Agreement contains all the representations and the entire understanding between and among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, both written and oral, between the Company, on the one hand, and Stockholder, on the other hand, with respect to the subject matter hereof. This Agreement may be modified or amended only by an Agreement in writing signed by each of the parties.

(f) Counterparts and Signature Pages. This Agreement may be executed in one or more counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement may be made by electronic or digital delivery such as in Adobe Portable Document Format.

(g) Severability of Provisions. If any term or provision of this Agreement, or the application of any such term or provision thereof is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement with nevertheless remain in full force and effect.

(Signature Pages Follow.)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

COMPANY:

RESOURCE APARTMENT REIT III, INC.

By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer

STOCKHOLDER:

RESOURCE REIT ADVISOR, LLC

By:	/s/ Shelle Weisbaum
Shelle Weisbaum
Chief Legal Officer

[Signature page to Stock Redemption Agreement – Resource Apartment REIT III, Inc.]